AMENDMENT
TO
CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT, is entered into as of June 24, 2005 (the "Amendment"), by and among P&F INDUSTRIES, INC., a Delaware corporation ("P&F"), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation ("Florida Pneumatic"), EMBASSY INDUSTRIES, INC., a New York corporation ("Embassy"), GREEN MANUFACTURING, INC., a Delaware corporation ("Green"), COUNTRYWIDE HARDWARE, INC., a Delaware corporation ("Countrywide"), NATIONWIDE INDUSTRIES, INC., a Florida corporation ("Nationwide") and WOODMARK INTERNATIONAL, L.P. ("Woodmark"; and collectively with P&F, Florida Pneumatic, Embassy, Green, Countrywide and Nationwide, the "Co-Borrowers"), CITIBANK, N.A. and HSBC BANK USA, NATIONAL ASSOCIATION (formerly known as HSBC Bank USA) (collectively, the "Lenders") and CITIBANK, N.A., as Administrative Agent for the Lenders.

BACKGROUND

The Co-Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of June 30, 2004 (as same has been and may be further amended, restated, supplemented or modified, from time to time, the "Credit Agreement"), pursuant to which the Lenders provide the Co-Borrowers with certain financial accommodations.

The Co-Borrowers have requested, and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement as herein set forth. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.
Amendments to Credit Agreement.

Section 1.1. The definition of "Revolving Credit Commitment Termination Date" in Section 1.01 of the Credit Agreement is hereby amended in its entirety to provide as follows:

"Revolving Credit Commitment Termination Date" shall mean June 30, 2006.

Section 1.2. Section 6.03(e) of the Credit Agreement is hereby amended in its entirety to provide as follows:

"(e) on or prior to the fifteenth (15th) day following the end of each quarterly period of each fiscal year of the Co-Borrowers, a detailed schedule of accounts receivable of the Co-Borrowers certified by the Chief Financial Officer of P&F and current as of the last Business Day of such fiscal period then ended, which schedule shall include accounts receivable agings on an invoice date basis, all in form satisfactory to the Required Lenders;"

ARTICLE II.
Conditions of Effectiveness.

Section 2.1. This Amendment shall become effective as of the date hereof, upon receipt by the Administrative Agent of this Amendment, duly executed by each Co-Borrower and each Lender.

ARTICLE III.
Representations and Warranties; Effect on Credit Agreement.

Section 3.1. Each Co-Borrower hereby represents and warrants as follows:

a. This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Co-Borrowers and are enforceable against the Co-Borrowers in accordance with their respective terms.

b. Upon the effectiveness of this Amendment, the Co-Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement to the extent that the same are not amended hereby and each Co-Borrower agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date hereof.

c. No Default or Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

d. No Co-Borrower has any defense, counterclaim or offset with respect to the Credit Agreement.

Section 3.2.  Effect on Credit Agreement.

a. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

b. Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

c. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

ARTICLE IV.
Miscellaneous.

Section 4.1. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.2. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 4.3. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the Co-Borrowers, the Lenders and the Administrative Agent have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING
CORPORATION
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING, INC.
COUNTRYWIDE HARDWARE, INC. NATIONWIDE INDUSTRIES, INC.
WOODMARK INTERNATIONAL, L.P.
By:  Countrywide Hardware, Inc., its General
Partner

By: /s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr., the Vice President of each
of the foregoing corporations

CITIBANK, N.A., as a Lender and as
Administrative Agent

By: /s/ Stephen Kelly
Name: Stephen Kelly
Title:  Vice President

HSBC BANK USA, NATIONAL
ASSOCIATION, as a Lender

By: /s/ Raymond Fincken
Name: Raymond Fincken
Title:  Vice President